Exhibit 10.23

Joint Written Instruction to Escrow Agent to
Release Funds from Escrow Account

This notice is a joint written instruction pursuant to the terms of the Escrow Agreement dated as of October 30, 2014, by and among Social Reality, Inc., a Delaware corporation (the “Buyer”), Richard Steel (the “Seller”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms used in this notice have the meaning given to them in the Escrow Agreement.

1.

This notice serves as an irrevocable joint written instruction for the Escrow Agent to disburse to the Seller all remaining funds in the Escrow Fund.

2.

Such payments are to be made by means of wire transfer pursuant to the terms of the Escrow Agreement.

3.

Each signatory to this notice certifies that an event has occurred under the terms of the Escrow Agreement requiring disbursement of all the remaining funds in the Escrow Fund in accordance with this joint written instruction.

JANUARY 25, 2017

BUYER:		SELLER:

SOCIAL REALITY, INC.

By:	/s/ Christopher Miglino	/s/ Richard Steel
Christopher Miglino
Chief Executive Officer